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                                                                  EXHIBIT 10.13C


                                Lewis B. Campbell
                             Restricted Stock Awards
                                  June 1, 1999

The Board of Directors approved an award of 200,000 shares of restricted stock to Lewis B. Campbell (the "Executive") under the 1999 Long-Term Incentive Plan. The terms of the awards are as follows:

* The Executive will be granted restricted shares of Textron common stock provided he is still employed by Textron in accordance with the following schedule and EPS from continuing operations increases at an average annual growth rate of 8% or more over the vesting period using 1998 EPS of $2.68 as the base amount.


             RESTRICTED SHARES              VESTING DATES
             -----------------              -------------
               50,000                       May 18, 2003   (57th birthday)
               50,000                       May 18, 2006   (60th birthday)
               50,000                       May 18, 2008   (62nd birthday)
               50,000                       May 18, 2011   (65th birthday)
              -------
              200,000

* Textron shall retain the certificates representing the shares of restricted stock in its possession until such time as all restrictions applicable to such shares have lapsed.

* Except as otherwise provided herein, the Executive shall not be entitled to receive the restricted shares if the EPS performance objective for the respective shares is not achieved or if his employment with Textron ends for any reason prior to the respective vesting date, provided that if the Executive's employment ends prior to such date because of his death, "Disability" (Attachment A), his involuntary termination by Textron without "Cause" (Attachment A) or by the Executive for "Good Reason" (Attachment
     A), the shares shall immediately become fully vested. In the event of such termination, the shares shall be issued within 30 days following termination of employment.

* Notwithstanding the above, all unvested shares shall immediately vest upon a "Change in Control" (Attachment A).

* Effective June 1, 1999 dividends shall be credited to the Executive and such dividends are to be accounted for as if reinvested in actual Textron common stock. Such dividends will vest immediately but payment will be deferred until the earlier of the restricted shares vest date or termination of employment.

* The number of restricted shares awarded to the Executive hereunder shall be proportionately adjusted for any increase or decrease in the number of issued shares of Textron common stock resulting from a stock split, stock dividend or any other increase or decrease in such share effective without receipt of consideration by Textron.

* With respect to withholding required upon the lapse of restrictions on the restricted stock, the Executive may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having Textron withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. Such election shall be irrevocable, made in writing, signed by the Executive, and shall be subject to any restrictions or limitations that the Board in its sole discretion, deems appropriate.


------------------------                      --------------
     John D. Butler                                Date


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                                                                    Attachment A
                                Lewis B. Campbell
                             Restricted Stock Awards
                                  June 1, 1999

                                  "DISABILITY"
                                  ------------
"Disability" shall mean, for purposes of this award, the inability of the Executive, due to injury, illness, disease or bodily or mental infirmity, to engage in the performance of his material duties of employment with the Company for a period of more than one hundred eighty (180) consecutive days or for a period that is reasonably expected to exist for a period of more than one hundred eighty (180) consecutive days, provided that interim returns to work of less than ten (10) consecutive business days in duration shall not be deemed to interfere with a determination of consecutive absent days if the reason for absence before and after the interim return are the same. The existence or non-existence of a Disability shall be determined by a physician agreed upon a good faith by the Executive (or his representatives) and Textron.

                                     "CAUSE"
                                     -------
"Cause" shall mean: (i) an act or acts of willful misrepresentation, fraud or willful dishonesty (other than good faith expense account disputes) by the Executive which in any case is intended to result in his or another person or entity's substantial personal enrichment at the expense of the Company; (ii) any willful misconduct by the Executive with regard to the Company, its business, assets or employees that has, or was intended to have, a material adverse impact (economic or otherwise) on the Company; (iii) any material, willful and knowing violation by the Executive of (x) the Company's Business Conduct Guidelines, or
(y) any of his fiduciary duties to the Company which in either case has, or was intended to have, a material adverse impact (economic or otherwise) on the Company; (iv) the willful or reckless behavior of the Executive with regard to a matter of a material nature which has a material adverse impact (economic or otherwise) on the Company; (v) the executive's willful failure to attempt to perform his duties or his willful failure to attempt to follow the legal written direction of the Board, which in either case is not remedied within ten (10) days after receipt by the Executive of a written notice from the Company specifying the details thereof; or (vi) the Executive's conviction of, or pleading NOLO CONTENDERE or guilty to, a felony (other than (x) a traffic infraction or (y) vicarious liability solely as a result of his position provided the Executive did not have actual knowledge of the actions or inactions creating the violation of the law or the Executive relied in good faith on the advice of counsel with regard to the legality of such action or inaction (or the advice of other specifically qualified professionals as to the appropriate or proper action or inaction to take with regard to matters which are not matters of legal interpretation); No action or inaction should be deemed willful if not demonstrably willful and if taken or not taken by the Executive in good faith as not being adverse to the best interests of the Company. Reference in this paragraph to the Company shall also include direct and indirect subsidiaries of the Company, and materiality and material adverse impact shall be measured based on the action or inaction and the impact upon, and not the size of, the Company taken as a whole, provided that after a Change in Control, the size of the Company, taken as a whole, shall be a relevant factor in determining materiality and material adverse impact.

                                  "GOOD REASON"
                                  -------------
"Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following: (i) the assignment to the Executive of duties materially inconsistent with the Executive's then authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements), or any reduction in the Executive's then title, position, reporting lines or a material reduction (other than temporarily while Disabled or otherwise incapacitated) in his then status, authorities, duties, or responsibilities or, if then a director of the Company, failure to be nominated or reelected as a director of the Company or removal as such; (ii) relocation of the Executive from the principal office of the Company (excluding reasonable travel on the Company's business to an extent substantially consistent with the Executive's business obligations) or relocation of the principal office of the Company to a location which is at least fifty (50) miles from the Company's current headquarters, provided, however, if the Executive at the time of the relocation is not located at the principal office, such relocation provision shall apply based on his then location but shall not cover a relocation to the principal office prior to a Change in Control; (iii) a reduction by the Company in the Executive's Base Salary; (iv) a reduction in the Executive's aggregate level of participation in any of the Company's short and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participated as of the Effective Date, or, after a Change in Control, participated immediately prior to the Change in Control; (v) the failure of the Company to obtain and deliver to the Executive a satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement; or (vi) any other material breach by the Company of this Agreement.


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                                                                    Attachment A


Page 2


                               "CHANGE IN CONTROL"
                               -------------------
A "Change in Control" of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:


     (a) Any person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the Company, any trustee or other fiduciary holding Company common stock under an employee benefit plan of the Company or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company's common stock, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the then outstanding voting stock;

     (b) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

     (c) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (d) The approval of the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.